CONSULTING AGREEMENT

This CONSULTING AGREEMENT (the "Agreement") dated as of July 1, 1997, is by and between:

VISTA TECHNOLOGIES, INC., a corporation incorporated under the laws of the State of Nevada (herein called the "Company"); and

J. CHARLES CASEBEER, M.D., an Arizona resident (herein called the
"Professional").

                                 RECITALS:

  WHEREAS the Company and various of its subsidiaries operate outpatient laser surgery vision correction centers providing facilities, equipment and various support services to qualified ophthalmologists for vision correction by use of advanced laser technology ("LVC Care"); and

  WHEREAS Professional is currently Chairman of the Board of the Company ("Chairman") and the Company desires to retain the services of Professional to continue to serve as Chairman and perform consulting services for the Company during the term of this Agreement; and

  WHEREAS Company desires to compensate Professional for his services, commencing as of the date of this Agreement; and

  NOW, THEREFORE, the parties hereto covenant and agree as follows:

  1. ENGAGEMENT OF PROFESSIONAL. The Company hereby engages the services of Professional to serve the Company in the following capacities, and the Professional hereby accepts such engagement:

     (a) During the term of this Agreement, Professional agrees to serve as the Chairman of the Board of the Company's Board of Directors and the Professional hereby consents to the Professional being named in that capacity. The Professional will devote such time as is reasonably required by the Company and acceptable to the Professional to conduct his duties hereunder and as Chairman of the Board including, in such capacity, attendance and participation in: (i) meetings of the Company's Board of Directors; and (ii) LVC Care related presentations to medical professionals and medical groups and seminars with prospective investor groups in connection with capital formation and promotional programs of the Company, as may be reasonably requested by the Company from time to time. The Company agrees to use its best efforts to schedule such meetings, presentations and seminars at mutually convenient times and places to insure that such employment services shall not conflict with the professional service obligations of the Professional to his patients or other professional commitments of the Professional.

     (b) The Professional agrees to assume responsibility for managing the Company's program for, and to also conduct and participate in, training and education seminars for medical professionals in the use and performance of LVC Care procedures for vision correction and treatment. Such services shall be rendered by the Professional at mutually convenient times and places, and shall not conflict with professional service obligations of the Professional to his patients or his other professional commitments.

     (c) The Professional shall render, professional services to the Company concerning the establishment of ethical standards and procedures for LVC Care at the Company's LVC Care centers, provided that such services shall not conflict with professional service obligations of the Professional to his patients or his other professional commitments.

  3. COVENANTS AND AGREEMENTS OF THE COMPANY. The Company covenants and agrees as follows:

     (a) to maintain, or cause one of its subsidiaries to maintain, for so long as is reasonably practicable an LVC Care center in Scottsdale, Arizona, and to establish and maintain, as soon as is reasonably practicable and subject to the availability of sufficient capital, at least one additional LVC Care center, each meeting all ethical and professional standards prescribed by the Company's Board of Directors or a medical advisory board established by the Company's Board of Directors and all standards required by applicable laws and regulations and equipped with state-of-the-art equipment reasonably appropriate to perform LVC Care procedures permitted for commercial use in the jurisdictions in which the centers are located.

     (b) to obtain as soon as is reasonably practicable and maintain (i) an officers, and directors' errors and omissions insurance policy to insure individual officers and directors against liabilities and expenses for their acts and omissions in such capacities, and (ii) if requested by Professional, a professional medical errors and omissions insurance policy to insure the Professional against liabilities and expenses for his acts and omissions relating to the practice of medicine in connection with services rendered hereunder.

  4. COMPENSATION.

     (a) In consideration of the services to be rendered by the Professional hereunder, and subject to applicable laws, rules and regulations of any entity or governing body of competent jurisdiction, the parties covenant and agree that the Company shall pay Professional $5,000 per month on or before the last day of each month during the term of this Agreement.

     (b) Nothing herein shall be deemed to preclude the Company from awarding additional compensation or benefits to the Professional during the term of this Agreement, upon approval of Company's Board of Directors, whether in the form of additional compensation, bonuses, fringe benefits, or otherwise.

     (c) In consideration of the compensation provided in this Section 4, the Professional covenants and agrees that during the term of this Agreement, he will not directly or indirectly establish, own an interest in, or operate an LVC Care facility other than one owned or operated by the Company or its affiliates; provided, however, that nothing herein contained shall be construed to prevent Professional from rendering consulting

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
     services to third parties, whether or not such third parties are affiliated with the Company.

  5. EXPENSES. Professional shall be entitled to reimbursement for reasonable expenses of travel and lodging, and other expenses, incurred on behalf of the Company in accordance with Company's policy in effect at the time of the expenditure.

  6. SEVERABILITY AND AGREEMENT TO REFORM. The parties hereto agree that the covenants and agreements contained in this Agreement shall be construed as if the covenants and agreements are divided into separate and distinct covenants in respect of each of the obligations of the parties hereunder. Nothing in this Agreement is intended or shall be construed as requiring any act or agreement in violation of law or of applicable rules and regulations of any entity or governing body having competent jurisdiction of the subject matter, whether now in effect or as the same may be amended or become effective during the term of this Agreement. Should any provision of this Agreement be determined to be unenforceable, in violation of public policy, or contrary to applicable laws, rules or regulations of any entity of governing body having competent jurisdiction, the parties covenant and agree promptly to amend and reform this Agreement for the purpose of deleting any such provision and to substitute therefor such alternative provision for the purposes of implementing, to the extent possible in compliance with applicable law, rules and regulations, (i) either the intention of the parties in entering into this Agreement and the economic relationships between them as originally contemplated herein, or (ii) a fair and equitable adjustment of the remaining provisions of this Agreement to compensate any party injured by the deletion of one or more portions of this Agreement. Subject to the foregoing provisions of this Section 5 in the event any covenant or other provision contained in this Agreement shall be deemed to be illegal, unenforceable or unreasonable by a court or other entity or governing body of competent jurisdiction, such determination shall not affect the enforceability of the remaining covenants and provisions of this Agreement, all of which shall remain enforceable to the extent permitted by law.

  7. TERM AND TERMINATION.

     (a) The initial term of this Agreement shall commence effective with the date of this Agreement, and shall continue for a period of two
     (2) years thereafter, unless extended in accordance with Section 6(b) hereof or earlier terminated in accordance with the following provisions:

     (i) In the event the Company shall be in material breach of any covenant or agreement on its part to be performed in this Agreement, this Agreement may be terminated by Professional at his sole discretion at any time thereafter upon thirty (30) days prior written notice to the Company unless such material breach has been cured during such 30-day period of grace. Any such termination of this Agreement shall not relieve the parties hereto of obligations incurred through the effective date of termination.

     (ii) This Agreement may be terminated by the Company at its sole discretion in accordance with the following, provided, however, that any such termination of this


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

          Agreement shall not relieve the parties hereto of obligations incurred through the effective date of termination:

          (1) MATERIAL BREACH. In the event Professional shall be in material breach of any covenant or agreement on its or his part to be performed in this agreement, this Agreement may be terminated by the Company at any time thereafter upon thirty
          (30) days prior written notice to Professional unless such material breach has been cured during such 30 day period of grace.

          (2) DEATH. This Agreement shall terminate upon Professional's death.

          (3) INSANITY: APPOINTMENT OF GUARDIAN OR CONSERVATOR. This Agreement shall terminate in the event of a declaration of insanity or other judicial determination that Professional is of unsound mind, or in the event a court of competent jurisdiction appoints a guardian or conservator to manage the affairs of Professional.

          (4) DISABILITY. This Agreement shall terminate if, as a result of Professional's incapacity due to physical or mental illness, Professional shall have been absent from his duties hereunder on a full-time basis for six (6) consecutive months exclusive of accumulated vacation and sick leave benefits and, within thirty
          (30) days after written notice of termination is given after such period, Professional shall not have returned to the performance of his duties hereunder. Professional will be considered disabled if, in the opinion of the insurance company providing disability benefits, or, at the Company's discretion, a physician selected or approved by the Company, Professional is no longer capable of performing the services contemplated by this Agreement. During any period that Professional fails to perform services hereunder as a result of incapacity or due to physical or mental illness, he shall continue to receive full compensation and other benefits called for hereunder until such time as this Agreement is terminated pursuant to this subsection.

          (5) CAUSE. This Agreement shall be subject to termination by the Company for cause. For purposes of this Agreement, Company shall have "Cause" to terminate this Agreement only upon the engaging by the Professional in willful misconduct (including without limitation, any misconduct involving Professional's personal dishonesty, breach of fiduciary duty to Company or violation of any governmental statute, law, rule or regulation other than minor traffic and similar offenses) or conduct constituting gross negligence that is materially injurious to the Company, monetarily or otherwise. Notwithstanding the foregoing, this Agreement shall not be deemed to have been terminated for Cause without (i) reasonable notice to Professional setting forth the reasons for Company's intention to terminate for Cause; and (ii) delivery to Professional of a written notice of termination hereof from Company finding that, in the good faith opinion of the Company, Professional was guilty of conduct set forth above, and specifying the particulars thereof in detail.

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
     (b) Upon the expiration of the initial two-year term of this Agreement, this Agreement shall be automatically renewed for successive periods of one (1) year each unless any party hereto shall provide the other party with written notice of its intent to terminate this Agreement at least one (1) month prior to the expiration of the then current term of this Agreement or any renewal thereof.

  8. SUCCESSORS; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors to substantially the entire assets and business of the respective parties hereto. The rights and obligations under this Agreement are not assignable or delegable by a party without the prior written consent of the other party.

  9. CHOICE OF LAW. This Agreement and all of its provisions are to be interpreted and construed according to the laws of the State of Arizona excluding principles of conflicts of law and choice of law.

  10.DISPUTE RESOLUTION

  (a) MEDIATION. In the event of a dispute between the parties to this Agreement, the parties agree to promptly meet and confer with the goal of settling such dispute. If the parties are unable to reach a prompt, amicable agreement concerning such dispute, the parties agree to submit the matter to non-binding mediation. If the parties cannot agree on a mediator, the American Arbitration Association in Phoenix, Arizona will be requested to provide a mediator. The mediation fee, if any, shall be divided equally between the parties.

  (b) ARBITRATION. Failing the resolution of their dispute by mediation, any dispute or claim in law or in equity arising out of this Agreement or any resulting transaction shall be decided by neutral, binding arbitration in Phoenix, Arizona in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and the judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The cost of such arbitration shall be borne in accordance with the decision of the arbitrator(s).

  11.NOTICE. Any notice, request or demand required or desired to be given by one party to the other must be in writing and shall be deemed sufficient and completed by delivery of the same personally or by mailing the same registered or certified mail directed to:


  The Company:                  Professional:
  Vista Technologies, Inc.            J. Charles Casebeer, M.D.
  15100 North 78th Way                14988 North 78th Way
  Suite 100                     Suite 108
  Scottsdale, AZ 85260                Scottsdale, AZ 85260
  Attn: Larry F. Lang


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
  12.WAIVER. Any waiver by a party of compliance with any term or condition of this Agreement by the other party shall be in writing. No waiver by either party of compliance with any term or condition of this Agreement shall constitute a waiver of any subsequent failure of the other party to strictly comply with each and every term and condition hereof.

  13.COMPLETE CONTRACT; MODIFICATION. This Agreement constitutes the complete agreement between the parties hereto and cancels and supersedes all prior agreements between the parties covering the subject hereof, including, without limitation, that certain Employment Agreement by and between the Company and the Professional dated as of January 30, 1996. This Agreement may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, modification, extension or discharge is sought.

  14.COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall be deemed one and the same instrument. Facsimile signatures shall be deemed original signatures for all purposes.

  IN WITNESS WHEREOF, the parties have caused this Consulting Agreement to be executed as of the day and year first above written.

VISTA TECHNOLOGIES, INC.

By:  /s/  Murray D. Watson
     ----------------------------
     Murray D. Watson, President


     /s/  J. Charles Casebeer, M.D.
     -----------------------------
     J. Charles Casebeer, M.D.